Exhibit 10.1
FORUM ENERGY TECHNOLOGIES, INC.
2016 SECOND AMENDED AND RESTATED STOCK AND INCENTIVE PLAN

(As Amended through May 9, 2025)

I. PURPOSE OF THE PLAN

The purpose of the FORUM ENERGY TECHNOLOGIES, INC. 2016 STOCK AND INCENTIVE PLAN (the "Plan") is to provide a means through which FORUM ENERGY TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates over the long term. Accordingly, the Plan provides for granting Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Restricted Stock Unit Awards, Bonus Stock Awards, Cash Awards or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant, or Director as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)    "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)    "Award" means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Restricted Stock Unit Award, Bonus Stock Award or Cash Award.

(c)    "Board" means the Board of Directors of the Company.

(d)     "Bonus Stock Award" means an Award granted under Paragraph XI of the Plan.

(e)     "Cash Award" means a Performance Award denominated in cash.

(f)     "Cause" shall mean a determination by the Company that the Participant (i) has engaged in gross negligence or willful misconduct in the performance of the Participant's duties with respect to the

Company or any of its Affiliates, (ii) has materially breached any provision of any written agreement or corporate policy or code of conduct established by the Company or any of its Affiliates, (iii) has willfully engaged in conduct that is materially injurious to the Company or any of its Affiliates, or (iv) has been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a felony involving fraud, dishonesty or moral turpitude (or a crime of similar import in a foreign jurisdiction).

(g)     "Change in Control" shall have the meaning assigned to such term in Exhibit A to the Plan.

(h)     "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

(i)     "Committee" means the Compensation Committee of the Board, unless and until the Board designates a different committee to serve as the administrator of the Plan under Paragraph IV(a).

(j)     "Common Stock" means the common stock, par value $.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(k)     "Company" means Forum Energy Technologies, Inc., a Delaware corporation.

(l)     "Consultant" means any person who is not an Employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(m)     "Corporate Change" shall have the meaning assigned to such term in Paragraph XII(c) of the Plan.

(n)     "Director" means an individual who is a non-employee member of the Board.

(o)     "Effective Date" has the meaning set forth in Paragraph III of the Plan.

(p)     "Employee" means any person in an employment relationship with the Company or any Affiliate.

(q)     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(r)     "Fair Market Value" means, as of any specified date, the closing price of the Common Stock, if the Common Stock is listed on a national stock exchange registered under Section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deemed appropriate and as is consistent with the requirements of Section 409A of the Code.

(s)     "Forfeiture Restrictions" shall have the meaning assigned to such term in Paragraph VIII with respect to Restricted Stock or Paragraph X with respect to Restricted Stock Units, as applicable.

(t)     "Good Reason" shall have the meaning assigned to such term in the applicable Award agreement, or, if the Award agreement does not define Good Reason, Good Reason shall mean the occurrence of any of the following events without the Participant's consent: (i) a material reduction in the Participant's base rate of compensation from that in effect prior to the Change in Control, (ii) a material diminution in the Participant's authority, duties or responsibilities from those in effect prior to the Change in Control or (iii) the involuntary relocation of the geographic location of the Participant's principal place of employment by more than 75 miles from the location of the Participant's principal place of employment prior to the Change in Control. Notwithstanding the foregoing, any assertion by a Participant of a termination of employment for Good Reason shall not be effective unless: (x) the Participant provides written notice to the Company of such condition within 45 days of the initial existence of the condition; (y) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (z) the date of the Participant's termination of employment must occur within 90 days after the initial existence of the condition specified in such notice.

(u)     "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

(v)     "Minimum Restrictions" shall have the meaning assigned to such term in Paragraph V(a) of the Plan.

(w)     "Nonqualified Stock Option" means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

(x)     "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options and Nonqualified Stock Options.

(y)     "Option Agreement" means a written agreement between the Company and a Participant with respect to an Option.

(z)     "Participant" means an Employee, Consultant, or Director who has been granted an Award.

(aa)     "Performance Award" means an Award granted under Paragraph IX of the Plan.

(bb)     "Performance Award Agreement" means a written agreement between the Company and a Participant with respect to a Performance Award.

(cc)     "Performance Measure" means one or more performance measures established by the Committee that are based on (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) sales, (v) operating income or operating income margin, (vi) net income or net income margin (before or after taxes), (vii) cash flow or return on investment, (viii) the earnings or earnings margin before or after interest, taxes, depreciation, and/or amortization, (ix) the economic value added, (x) the return on capital, assets, or stockholders' equity, (xi) the total stockholders' return, (xii) working capital efficiency, (xiii) safety performance, (xiv) after-tax operating income, (xv) capital efficiency, (xvi) cash from operations, (xvii) cost ratios, (xviii) cost reductions, (xix) customer growth, (xx) debt reduction, (xxi) earnings per share growth, (xxii) increase in cash flow, (xxiii) increase in cash flow return, (xxiv) increased revenue, (xxv) internal rate of return, (xxvi) net cash flow, (xxvii) net cash flow before financing activities, (xxviii) net income per share, (xxix) proceeds from dispositions, (xxx) project completion time and budget goals, (xxxi) return on equity, (xxxii) return on net assets, (xxxiii) return on capital compared to cost of capital, (xxxiv) return on capital employed, (xxxv) return on invested capital, (xxxvi) revenue ratios, (xxxvii) shareholder value, (xxxviii) total market value, (xxxix) such other criteria as determined by the Committee or (xl) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indices, or measured by reference to the Company alone, an Affiliate, an individual, a business unit of the Company or an Affiliate, or the Company together with one or more of its Affiliates. Unless otherwise stated, such Performance Measures need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee may provide that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary items as described in FASB ASC Topic No. 360 and/or nonrecurring, unusual or special items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders, Form 10-K or Form 10-Q for the applicable period, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, (h) regulatory requirements, (i) settlement of hedging activities, and (j) other specified significant extraordinary items or events.

(dd)     "Plan" means the Forum Energy Technologies, Inc. 2016 Stock and Incentive Plan, effective as of May 17, 2016 and as thereafter amended and restated.

(gg)     "Required Delay Period" shall have the meaning assigned to such term in Paragraph XV(c) of the Plan

(hh)     "Restricted Stock Agreement" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(ii)     "Restricted Stock Award" means an Award granted under Paragraph VIII of the Plan.

(jj)     "Restricted Stock Unit" means a unit evidencing the right to receive in specified circumstances one share of Common Stock or in the sole discretion of the Committee, an equivalent value in cash that is restricted or subject to forfeiture provisions.

(kk)     "Restricted Stock Unit Award" means an Award granted under Paragraph X of the Plan.

(ll)     "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a Participant with respect to a Restricted Stock Unit Award.

(mm)    "Rule 16b-3" means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(nn)    "Stock Appreciation Right" means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor. The Committee shall retain final authority to determine whether a Participant shall be permitted, and to approve an election by a Participant, to receive cash in full or partial settlement of a Stock Appreciation Right.

(oo)     "Stock Appreciation Right Agreement" means a written agreement between the Company and Participant with respect to a Stock Appreciation Right.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan as amended and restated herein will be submitted to the stockholders of the Company for approval at the 2020 annual meeting of the stockholders and, if approved, shall be effective as of the date of such approval (the "Effective Date"). If the stockholders of the Company should fail to so approve the Plan at such meeting, the Plan as amended and restated herein shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder, if any, shall be null and void, and the Plan as in effect immediately prior to the amendment and restatement herein and prior to the stockholder vote shall remain in effect. No Award shall be made under the Plan 10 years or more after the Effective Date.

Subject to the provisions of Paragraph XIV, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired, all Restricted Stock Awards and Restricted Stock Unit Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Bonus Stock Awards and Cash Awards have been satisfied or expired.

IV. ADMINISTRATION

(a)    Composition of Committee. The Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; and (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more "Non-Employee Directors" as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); provided, however, that if any such committee member is found not to have met the qualification requirements set forth in clause (ii) above, any actions taken or Awards granted by such committee shall not be invalidated by such failure to so qualify. In the absence of the Board's appointment of a committee to administer the Plan, the Board shall serve as the Committee.

(b)    Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to (i) determine which Employees, Consultants, or Directors shall receive an Award, (ii) determine the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Award or the value of each Award, and (iii) to accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award or waive any restriction or other provision of the Plan or an Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants, or Directors, their present and potential contribution to the Company's success, and such other factors as the Committee in its sole discretion shall deem relevant. No dividends or dividend equivalents with respect to any Award shall be payable prior to the vesting of such Award or prior to the expiration of the Forfeiture Restrictions applicable to such Award, and in the event an Award is forfeited, any dividends or dividend equivalents with respect to such Award shall also be forfeited.

(c)    Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be conclusive.

(d)    Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to Section 16 of the Exchange Act (including any successor Section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a)    Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 2,155,701 shares. To the extent that an Award is forfeited, cancelled, settled in cash, expires unexercised, lapses or the rights of its holder otherwise terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding the forgoing, shares surrendered in payment of the exercise price or purchase price of an Award, shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award, and shares reacquired in the open market or otherwise using the cash proceeds from the exercise of Options shall not again be available for the grant of an Award under the Plan. For the avoidance of doubt, with respect to Options and Stock Appreciation Rights that are settled in shares of Common Stock, the number of Options and Stock Appreciation Rights exercised shall be counted in full against the number of shares available for Awards under the Plan regardless of the number of Common Shares issued upon settlement of Options and Stock Appreciation Rights. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to all Awards made hereunder:

(i)     the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 200,000 shares of Common Stock;

(ii)     no Participant may be granted during any calendar year Awards consisting of Options or Stock Appreciation Rights that are exercisable for more 200,000 shares of Common Stock;

(iii)     no Participant may be granted during any calendar year Cash Awards having a value determined on the date of grant in excess of $20,000,000;

(iv)     any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award; and

(v)     Awards to Directors shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under the Plan, and no Director may be granted during any calendar year Awards under the Plan (valued as determined on the date of grant) and cash compensation granted under the Plan or otherwise having an aggregate value in excess of $950,000.

Subject to Paragraph XII hereof, any Award other than an Award that is payable solely in cash shall have a minimum restricted period or vesting period of one year from the date of grant (the "Minimum Restrictions"). The foregoing notwithstanding, 5% of the total number of shares of Common Stock that may be issued under the Plan shall not be subject to the Minimum Restrictions. Notwithstanding any provision of the Plan to the contrary, each share of Common Stock acquired under this Plan must be held and transferred in compliance with the Forum Energy Technologies, Inc. Stock Ownership Requirements Policy.

A Participant may be granted Awards in combination such that portions of the Award are subject to differing limitations set out in the clauses in this Paragraph V(a), in which event each portion of the combination Award is subject only to a single appropriate limitation in the clauses above. For example, if an Employee Participant is granted a Performance Award that is in part a stock-based Award and in part a Cash Award, then the stock-based awards shall only be subject to the limitation in clauses (i) and (ii) and the Cash Award shall be subject only to the limitation in clause (iii).

(b)    Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company's stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Award.

VI. ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are Employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person.

VII. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a)    Exercise Period. The term of each Option and Stock Appreciation Right shall be as specified by the Committee at the date of grant, but in no event shall the term exceed 10 years.

(b)    Limitations on Exercise. Subject to the Minimum Restrictions, Options and Stock Appreciation Rights shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)    Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in Sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

(d)    Option Agreement; Stock Appreciation Right Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under Section 422 of the Code. Each Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement. Each Option Agreement and Stock Appreciation Right Agreement may specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or (iii) membership on the Board, as applicable, or a Change in Control on the exercisability of the Option or Stock Appreciation Right. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such exercise price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the

Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements and Stock Appreciation Right Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement and Stock Appreciation Right Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

(e)    Exercise Price and Payment. The exercise price shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date an Option is granted. An Option, Stock Appreciation Right or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The exercise price shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Nonqualified Stock Option.

(f)    Restrictions on Repricing of Options. Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, lower the exercise price of an Option or Stock Appreciation Right after the date of grant nor may any outstanding Option or Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, cash or a new Award. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the stockholders of the Company.

(g)    Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock delivered to the Participant after exercise of an Option.

(h)    Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become Employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII. RESTRICTED STOCK AWARDS

(a)     Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject the Minimum Restrictions and to other restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances as determined by the Committee (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant's continued employment with the Company or its Affiliate or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion (including, without limitation, a Change in Control), or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)     Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate and dividends until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock and any dividends until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award and any associated dividends. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, (i) rules pertaining to the termination of employment, or service as a Consultant or Director, of a Participant prior to expiration of the Forfeiture Restrictions, or (ii) if the Award is intended to be a Performance Award, providing that dividends are subject to the same Performance Measures as the underlying Award. If dividends are subject to the same Performance Measures of an Award intended to be a Performance Award, the Participant shall not be entitled to such dividends until the Performance Measures of the Award have been met and payment has been determined by the Committee. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c)    Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)     Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX. PERFORMANCE AWARDS

(a)     Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

(b)     Performance Awards. Performance Awards shall be paid, vested or otherwise deliverable, in whole or in part, on account of the attainment of one or more Performance Measures that are contingent upon future performance of the Company, an individual, or any Affiliate, division, or department of the Company during the performance period. Prior to the payment of any compensation based on the achievement of Performance Measures applicable to Performance Awards, the Committee must certify that applicable Performance Measures and any of the material terms thereof were, in fact, satisfied. Subject to the Minimum Restrictions and the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to the Plan shall be determined by the Committee. The amount of cash or shares payable or vested pursuant to Awards that are intended to be

Performance Awards may be adjusted by the Committee on a formula or discretionary basis, or any combination, as the Committee determines.

(c)     Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined and certified by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Performance Award covering shares of Common Stock until payment has been determined by the Committee and such shares have been delivered to the Participant.

(d)     Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period through the payment date, except as may be determined by the Committee.

(e)     Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of Performance Award Agreements need not be identical.

X. RESTRICTED STOCK UNIT AWARDS

(a)     Forfeiture Restrictions to be Established by Committee. Awards of Restricted Stock Units shall be subject to the Minimum Restrictions and to other restrictions and an obligation of the Participant to forfeit the Award under certain circumstances as determined by the Committee (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant's continued employment with the Company or its Affiliate or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion (including, without limitation, a Change in Control), or (iv) a combination of any of the foregoing. Each Restricted Stock Unit Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)     Other Terms and Conditions. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award, including, but not limited to, rules pertaining to the termination of the Participant's service prior to expiration of the Forfeiture Restrictions, as shall be set forth in the Restricted Stock Unit Award Agreement and as are consistent with the terms of the Plan. Cash dividend equivalents may be paid after the vesting period with respect to a Restricted Stock Unit Award and, with respect to Awards intended to be Performance Awards, may be subject to the same Performance Goals as the underlying Award, as determined by the Committee. The Committee, in its sole discretion, may provide for the deferral of a Restricted Stock Unit Award.

(c)     Payment. Following the end of the vesting period for a Restricted Stock Unit Award (or at such other time as the applicable Restricted Stock Unit Award Agreement may provide), the holder of a Restricted Stock Unit Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Restricted Stock Unit Award, based on the then vested value of the Award. Payment of a Restricted Stock Unit Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Restricted Stock Unit Award Agreement. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Restricted Stock Unit Award until the shares of Common Stock have been delivered to the Participant.

(d)     Termination of Award. A Restricted Stock Unit Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(e)     Restricted Stock Unit Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Restricted Stock Unit Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Unit Award Agreements need not be identical.

XI. BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

XII. RECAPITALIZATION OR REORGANIZATION

(a)     No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b)     Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c)     Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock or other property covered by an Award theretofore granted and the purchase price of Common Stock or other consideration subject to such Award shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger, consolidation or reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges or agrees to sell, lease, or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease, or exchange of assets or dissolution and liquidation or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options or Stock Appreciation Rights held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change in Control Value") of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d)     Change in Control Value. For the purposes of clause (2) in Subparagraph (c) above, the "Change in Control Value" shall equal the amount determined in the following clause (i), (ii) or (iii),

whichever is applicable: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution and liquidation transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)     Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XII, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f)     Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

(g)     No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(h)     Adjustments in Compliance with Section 409A of the Code. No adjustment pursuant to this Paragraph XII shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

XIII. TERMINATION ON OR AFTER CHANGE IN CONTROL

The terms of an Award shall not provide for accelerated vesting solely due to the occurrence of a Change in Control. If a Change in Control occurs and, on or within two years after the date of consummation of such Change in Control, a Participant's employment with the Company and its Affiliates is terminated involuntarily by the Company without Cause or by the Participant for Good Reason, then (a) any Award other than Performance Awards held by the Participant at the time of the

Participant's termination shall become fully vested and exercisable and all Forfeiture Restrictions shall immediately lapse and (b) any Performance Award held by the Participant at the time of the Participant's termination shall become fully vested and all Forfeiture Restrictions shall immediately lapse and such Performance Award shall be deemed to have been earned at the target level.

XIV. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the aggregate maximum number of shares that may be issued under the Plan, increase the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

XV. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE

(a)     Intent and Interpretation. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)     Permissible Payments. Notwithstanding anything in the Plan or in any Award agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award agreement by reason of the occurrence of a Corporate Change or Change in Control or the Participant's separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Corporate Change or Change in Control or separation from service meet any description or definition of "change in control event" or "separation from service", as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award agreement that is permissible under Section 409A of the Code. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c)     Required Delay. Notwithstanding anything in the Plan or in any Award agreement to the contrary, if any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award agreement by reason of a Participant's separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant's separation from service will be accumulated through and paid or provided on the earlier of (a) the date of the Participant's death or (b) the date that is six months after the date of the Participant's separation from service with the Company (in either case, the "Required Delay Period"); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

(d)     Specified Employee Defined. For purposes of the Plan, the term "Specified Employee" has the meaning given such term in Section 409A of the Code and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including the Plan.

XVI. MISCELLANEOUS

(a)     No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)     No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)     Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)     No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)     Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(f)     Clawback. Awards and amounts paid or payable pursuant to or with respect to Awards to a Participant who is (or was) an "officer" of the Company within the meaning of Rule 16a-1(f) promulgated pursuant to the Exchange Act shall be subject to clawback in the event that the Company's financial statements are required to be restated as a result of material non-compliance with any financial reporting requirements under federal securities laws to the extent that the Committee determines, in its discretion, that such restatement is a result of such officer's commission of fraud or willful misconduct. Notwithstanding any provision of the Plan or any Award agreement to the contrary, the Company reserves the right, without the consent of any Participant, to adopt any additional clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award agreement with retroactive effect.

(g)     Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdiction in which the Company or its Affiliates operate.

(h)     Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

EXHIBIT A
2016 SECOND AMENDED AND RESTATED STOCK AND INCENTIVE PLAN
(Effective as of May 12, 2020)

Except as otherwise provided in an Award agreement, the definitions set forth in this Exhibit A shall also apply in the case of any provision of the Plan or any Award agreement that includes the term "Change in Control:"

Acquiring Person means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

Change in Control means:

(a)     The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a) any acquisition by any Acquiring Person pursuant to a transaction which complies with clause (c)(1) of this definition shall not constitute a Change in Control; or

(b)     Individuals, who, immediately following the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Acquiring Person other than the Board; or

(c)     The consummation of a Corporate Transaction unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company (if it be the ultimate parent entity following such Corporate Transaction) or the corporation resulting from such Corporate Transaction (or the ultimate parent entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and (2) at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction. For purposes of the foregoing sentence, only (A) shares of common stock and voting securities of the Company, assuming the Company is the ultimate parent entity following such Corporate Transaction, held by a beneficial owner immediately prior to such Corporate Transaction and any additional shares of common stock and voting securities of the Company issuable to such beneficial owner in connection with such Corporate Transaction in respect of the shares of common stock and voting securities of the Company held by such beneficial owner immediately prior to such Corporate Transaction, or (B) shares of common stock and voting securities of the ultimate parent entity following such Corporate Transaction, assuming the Company is not the ultimate parent entity following such Corporate Transaction, issuable to a beneficial owner in respect of the shares of common stock and voting securities of the Company held by such beneficial owner immediately prior to such Corporate Transaction, in either case shall be included in determining whether or not the fifty percent (50%) ownership test in this subsection (c) has been satisfied.

Corporate Transaction means a reorganization, merger or consolidation of the Company, any of its subsidiaries or sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company) or the liquidation or dissolution of the Company.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Person means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.